Exhibit 10.1

AMENDMENT NO.1 TO SENIOR PROMISSORY NOTES

This Amendment No.1 to Senior Promissory Notes (this “Agreement”) is entered into by and between Home System Group, a Nevada Corporation (the “Company), Liming Jiao and Xiaohong Chen on the 18th day of December, 2009 (the “Effective Date”), amending certain provisions of those certain Senior Promissory Notes dated October 1, 2008 (each, a “Note” and together, the “Notes”).  All capitalized terms used, but not defined herein, shall have the meanings given to them in the Notes.

RECITALS

WHEREAS, the parties to this Agreement are parties to that certain Stock Purchase Agreement dated as of September 23, 2008, pursuant to which Liming Jiao and Xiaohong Chen (collectively, the “Asia Forever Former Shareholders”) each purchased Notes from the Company;

WHEREAS, the Company and the Asia Forever Former Shareholders desire to amend the payment provision of the Notes as described in this Agreement;

WHEREAS, the Company has offered, in consideration for said amendment, to pay a forbearance fee of $50 to each of the Asia Forever Former Shareholders; and

WHEREAS, the Company and the Asia Forever Former Shareholders have consented to the proposed amendment and forbearance fee.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, covenants and agreements set forth below, the parties agree as follows:

AGREEMENT

1.           Amendment of Notes.  The payment provision in paragraph 3 of the Notes shall be restated in its entirety as follows:

“The principal indebtedness evidenced by this Note shall not bear interest.  Principal shall be payable as follows:  25% payable on or before December 31, 2008, the remaining principal amount to be repaid in three semi-annual installments with the final installment and balance under this Note due on or before June 30, 2011 (the “Maturity Date”).”

2.          Consideration.  As consideration for the Asia Forever Former Shareholders’ agreement in Section 1 of this Agreement, the Company will pay to the Asia Forever Former Shareholders a total of One Hundred U.S. Dollars ($100), which shall be paid in cash or by check.

3.           No Other Changes.  All other terms of the Notes shall remain the same.

4.           Complete Agreement.  This Agreement together with the Notes contains a complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

COMPANY:

HOME SYSTEM GROUP

By:	Yu Lei
Name:	Yu Lei
Title:	Chief Executive Officer

ASIA FOREVER FORMER SHAREHOLDERS:

By:	Liming Jiao	By:	Xiaohong Chen
Name	Liming Jiao	Name:	Xiaohong Chen